Exhibit 23.8

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1707 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817-336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5008 713-651-9944

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

As independent consultants, Cawley, Gillespie & Associates, Inc. hereby consents to the references to our firm in this Registration Statement on Form S-1 for WildHorse Resource Development Corporation, and to the use of information from, and the inclusion of, our reserve audits (i) dated January 20, 2016, with respect to the estimates of reserves and future net revenues of Esquisto Resources II, LLC, as of December 31, 2014, (ii) dated March 14, 2016, with respect to the estimates of reserves and future net revenues of Esquisto Resources II, LLC as of December 31, 2015, and (iii) dated August 29, 2016, with respect to the estimates of reserves and future net revenues of Esquisto Resources II, LLC as of June 30, 2016, in this Registration Statement. We further consent to the reference to our firm under the heading “Experts” in this Registration Statement and related prospectus.

/s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas
November 10, 2016